Leading development of novel therapeutics for men and women Apricus Biosciences, Inc. (NASDAQ: APRI) Corporate Presentation March 10, 2014

Forward-Looking Statements Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this presentation, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company. Forward-looking statements can be identified with words such as: believe, expect, estimate, project, will and may. Forward-looking statements include, but are not limited: estimated peak sales of any products or product candidates; our ability to further develop Vitaros® for erectile dysfunction (including a room temperature formulation of Vitaros®) and Femprox® for Female Sexual Interest / Arousal Disorder; the timing for completion of development of a room-temperature dispenser for Vitaros; the ability to secure additional patent protection for our products and product candidates and the resulting patent coverage term; the approval of Vitaros in the United States and the further approval of Vitaros in Europe and other countries, such as additional national phase approvals for Vitaros® in the remaining CMS territories; our ability to successfully gain approval guidance for Femprox®; our ability to enter into new licenses and partnering agreements for both Vitaros and Femprox; our ability to regain US commercial rights to Vitaros; the ability of our partners such as Abbott, Takeda, Sandoz, Bracco, Majorelle and Recordati to launch Vitaros® in any market, the timing of any launches, and our ability to realize revenue under existing license agreements; the duration of our cash runway; and our ability to achieve other development, commercialization and financial goals, including the manufacture of Vitaros in commercial quantities in partnered territories. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K as initially filed and Form 10-K/A as amended, subsequent quarterly reports filed on Form 10-Q as initially filed and Form 10-Q/A as amended, and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company. 2

Apricus – Focused on Women's and Men's Therapeutics

Large Market Opportunities

- US PDE-5 ED market generated $2.3 billion[1] in revenue; Ex-US $2.3 billion[2]
- Vitaros® US peak sales estimated at $200 million; ex-US $300 million[3]
- 31 million women (26.1%) in the US over age 18 have arousal problems[4]; No product currently approved in the U.S. for FSIAD

Vitaros®: Topical Treatment for Erectile Dysfunction (ED)

- Approved in EU and Canada for entire ED patient population
- Launches by partners expected in Europe/Canada throughout 2014
- Existing commercial partnership with Abbott, Takeda, Sandoz, Majorelle, Recordati and Bracco
- Exploring re-acquiring rights in the US

Femprox®: Topical Treatment for Female Sexual Interest / Arousal Disorder

- Completed one successful Phase 3 proof-of-concept trial
- End of Phase 2 meeting with FDA completed with clear regulatory path; EU advice received in Q1 2014, guidance in line with US
- Strategic focus on global development and licensing; may retain certain commercial rights in US

Strong IP Position

- Vitaros® and Femprox®: Issued patents through 2026 and patent applications filed for extended protection potentially through 2032, using our NexACT® drug-delivery technology and Room Temperature Device (RTD) technology

1. *Evaluate Pharma 2013*
2. *IMS 2011*
3. *Analyst estimate (Cantor Fitzgerald, August 22, 2013)*
4. *US Census Bureau 2010 American Community Survey (121,078,439 women >18 US); Shifren JL, et al. Obstet Gynecol.2008; 112:970-978*

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First-in-class and best-in-class topical cream treatment for erectile dysfunction 4

• Vitaros® - alprostadil/DDAIP.HCl • Only topically delivered cream treatment for erectile dysfunction • Formulated with our proprietary drug delivery system, NexACT® • Studied in over 3,300 patients • Significant efficacy and safety profile, including difficult to treat populations • Rapid onset (generally 5-15 minutes) • Addresses diabetics, hypertensives, patients with cardiac issues or on nitrates/alpha blockers, prostatectomy patients and PDE-5 (e.g. Viagra®) failures • Attractive commercial opportunity • US PDE-5 market estimated at $2.3B1; Ex-US at $2.3B2 • Vitaros® US peak sales estimated at approximately $200M3; ex-US at $300M3 • Approved in Canada and Europe (under DCP) • Out-licensed in ex-US territories • Exploring re-acquiring rights in US • Second generation dispenser in development • No refrigeration required; targeting 24+ month shelf-life • Complete the development of the Vitaros® Room Temperature Device (RTD) in 2014 • Key driver of Vitaros® global market growth and expansion in 2016 and beyond 1.Evalaute Pharma 2013 2.IMS 2011 3.Analyst estimates (Cantor Fitzgerald, August 22, 2013) Vitaros®: Treatment for Erectile Dysfunction 5

ED: Significant Market of Untreated Patients: Sildenafil Drop-out Rate 6 Kaplan-Meier dropout rate in all successful sildenafil treatment cases and dependence on severity of erectile dysfunction (ED); significant differences in ED severity by the log-rank test (P = 0.029) 12

Vitaros®: Targeting the Untreated

ED Market Segmentation



11%
20%
18%
51%
(Present Existing Market)
PDE5 Market
Contraindicated Patients
Non-Responders
Other Dropouts

There is a significant ED patient population with an unmet need

Contraindicated due to medications or concurrent diseases (18%[1])

Non-responders (20%[1,3])

Drop out after initial prescription (31%[2]) or drop out after 3 years from start (48%[2])

1. *D2 Market Research, June 2007*
2. *Sato Y et al, How long do patients with erectile dysfunction continue to use sildenafil citrate? International Journal of Urology. (2007) 14, 339-342*
3. *Carvalheira AA, Pereira NM, Maroco J, and Forjaz V. Dropout in the treatment of erectile dysfunction with PDE5: A study on predictors and a qualitative analysis of reasons for discontinuation. J Sex Med 2012;9:2361–2369*

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Commercial Partnerships with Large Pharmaceutical Companies Partnered / Un-partnered Germany, Austria, Benelux & The Nordics United Kingdom Italy France, Monaco & Parts of Africa Spain, Russia, Turkey, CEE, CIS, Parts of Europe & Africa Canada USA (sold) Commercial Partnerships with Leading Pharmaceutical Companies 8

Vitaros® Primary Partnership Agreements

Licensee	Geography	Milestones		Royalties
		Upfronts & Pre-Commercialization	Total	
Abbott	Canada	$2.7M	Up to $16M	Tiered
Bracco	Italy	$1.4M	Up to $7.5M	Tiered double-digit
Majorelle	France, Monaco and Certain African Countries	$4.0M	Up to $25M	Tiered double-digit
Recordati	Spain, Russia, Turkey, Ireland and certain other European and African countries	$3.8M	Up to $51M	Tiered double-digit
Sandoz	Germany, Austria, Belgium, Denmark, Finland, Iceland, Luxemburg, the Netherlands, Norway, Sweden and Switzerland	$5.9M	Up to $63M	Tiered double-digit
Takeda	United Kingdom	$1.6M	Up to $47M	Tiered double-digit
TOTAL		**~$19M**	**~$210M**	**DOUBLE-DIGIT ROYALTIES**

APRICUS

 European approval received for Vitaros® Cream for ED in June 2013 National Phase approvals received in the UK, Germany, France, Sweden, Italy, Netherlands, Ireland and Belgium beginning in July 2013  Additional Vitaros® license agreements executed for France (Majorelle), Northern Europe (Sandoz) and Russia, Spain, Turkey, Ireland, certain other European and African countries (Recordati)  Initial commercial orders received in Q4 2013  Initial production of commercial batches completed in Q1 2014 10 Vitaros® “Road to Launch”

• Joint EU Partner Marketing Summit – March 13, 2014 • Initial shipments of commercial product to partners – expected Q2 2014 through Q4 2014 Vitaros® “Road to Launch” 2014 Anticipated Milestones 11 • Vitaros Symposium to be held at European Urological Association Scientific meeting in Stockholm - April 11, 2014 • Launch Vitaros® in Europe and Canada throughout 2014

Potential first-in-class and best-in-class topical treatment for FSIAD 12

• Femprox® - alprostadil/DDAIP.HCl • Formulated with our proprietary drug delivery system, NexACT® • Topical, on-demand route of administration • Increases blood flow to the genitals - this is recognized as a major component of sexual arousal • Seven clinical studies have been completed • All primary and secondary endpoints were met with statistically significant and clinically relevant responses compared to placebo in Phase 3 proof-of-concept study conducted in China • Femprox® demonstrated a favorable safety and tolerability profile • No drug-related serious adverse events were reported • Attractive Market Opportunity • Over 53 million women (44.2%) in the U.S. over 18 have some type of sexual dysfunction1 • 31 million women (26.1%) in the U.S. over age 18 have arousal problems1 • No product currently approved in the U.S. for FSIAD • Apricus owns all Femprox® rights worldwide where patents have issued 1US Census Bureau 2010 American Community Survey (121,078,439 women >18 US); Shrifren JL, et al. Obstet Gynecol.2008; 112:970-978 Femprox®: Treatment of Female Sexual Interest/ Arousal Disorder (FSIAD) 13

• Apricus’ Proof of Concept demonstrates opportunity of Femprox® • A Randomized, Placebo-Controlled, Double-Blind, Parallel Design Study of the Efficacy and Safety of Alprostadil Cream in Patients with Female Sexual Arousal Disorder (FSAD) • n= 387 Pre - and Post - menopausal women; Four dose groups: placebo, 500, 700 or 900 mcg; local topical application • Primary endpoint: Number of satisfactory sexual events (SSEs) • Secondary endpoints: Female Sexual Function Index (FSFI), Global Assessment Questionnaire (GAQ), and Female Sexual Distress Scale (FSDS) 1 American Urological Association (AUA) 2012 Annual Scientific Meeting. Abstract #1498. Presented May 22, 2012. Femprox®: Treatment of FSIAD Phase 3 Proof-of-Concept Clinical Trial Results 14

• Uniform Guidance Received From US and Europe on Key Issues • Acceptance of Satisfying Sexual Event as the primary endpoint • Two 24-week duration Phase 3 clinical trials recommended • 500 mcg and 1000 mcg doses acceptable • Agreement on ICH-compliant long-term safety assessment • Potential Upside in Pursuing a “Europe First” Strategy • One Phase 3 may be acceptable for filing if data is robust (p< 0.05) • EU clinical trial may serve as one of two trials for US NDA submission • Based upon results of PK study, safety database from Vitaros may be applicable to Femprox filing in Europe • Proprietary permeation enhancer (DDAIP.HCl) has been accepted in the EU demonstrating the benefit/risk of the excipient • Strategic Plan for Femprox®: • Confirm final meeting minutes from recent discussions with the European Regulatory Agencies • Initiate Femprox® licensing process in March 2014 • Priority consideration will be given to global or multi-regional licenses • The Company may seek to retain some commercial rights in US to preserve long-term asset value Femprox® Regulatory Feedback & Strategic Plan 15

• NASDAQ: APRI • Shares outstanding: 37.5M† • Shares fully-diluted: 47.1M† • Market Cap: ~$90M‡ • Cash position: $23M† • Strengthened balance sheet in 2013, including equity financings ($16.6M) and divestiture of non-core assets ($5.7M) • Cash runway into 2015 based upon our current operating plan † As of January 7, 2014 ‡ As of March 7, 2014 Financial Dashboard 16

• National Phase Vitaros® approvals continue into H1 of 2014 • Partner launches of Vitaros® in Europe and Canada throughout 2014 • Complete the development of the Vitaros® Room Temperature Device (RTD) • Explore re-acquisition of Vitaros® commercial rights in the US • Complete Femprox® licensing process • Leverage existing platform to build pipeline in women’s and men’s health Expected 2014 Milestones 17

Apricus – Focused on Women's and Men's Therapeutics

Large Market Opportunities

- US PDE-5 ED market generated $2.3 billion[1] in revenue; Ex-US $2.3 billion[2]
- Vitaros® US peak sales estimated at $200 million; ex-US $300 million[3]
- 31 million women (26.1%) in the US over age 18 have arousal problems[4]; No product currently approved in the U.S. for FSIAD

Vitaros®: Topical Treatment for Erectile Dysfunction (ED)

- Approved in EU and Canada for entire ED patient population
- Launches by partners expected in Europe/Canada throughout 2014
- Existing commercial partnership with Abbott, Takeda, Sandoz, Laboratoires Majorelle, Recordati and Bracco
- Exploring re-acquiring rights in the US

Femprox®: Topical Treatment for Female Sexual Interest / Arousal Disorder

- Completed one successful Phase III proof-of-concept trial
- End of Phase II meeting with FDA completed with clear regulatory path; EU advice received in Q1 2014, guidance in line with US
- Strategic focus on global development and licensing; may retain certain commercial rights in US

Strong IP Position

- Vitaros® and Femprox®: Issued patents through 2026 and patent applications filed for extended protection potentially through 2032, using our NexAct® drug-delivery technology and Room Temperature Device (RTD) technology

1. *Evaluate Pharma 2013*
2. *IMS 2011*
3. *Analyst estimate (Cantor Fitzgerald, August 22, 2013)*
4. *US Census Bureau 2010 American Community Survey (121,078,439 women >18 US); Shifren JL, et al. Obstet Gynecol.2008; 112:970-978*

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Leading development of novel therapeutics for men and women For further information, please contact: Steve Martin, SVP & CFO, Apricus Biosciences ir@apricusbio.com +1-858-222-8041 Angeli Kolhatkar, SVP, Burns McClellan akolhatkar@burnsmc.com +1-212-213-0006 Apricus Biosciences, Inc. 11975 El Camino Real, Suite 300 San Diego, CA 92130